		James M. Halley Q.C., 2	David W. Buchanan, Q.C.	Derek J. Mullan, Q.C.
		R. Stuart Wells	M. Douglas Howard	W.W. Lyall D. Knott, Q.C.
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		Bernard Pinsky, 4	Roy A. Nieuwenburg	William C. Helgason
		William D. Holder	Nigel P. Kent, 1	Douglas W. Lahay
		David W. Kington	Diane M. Bell	Anne L.B. Kober
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		Aaron B. Singer	L.K. Larry Yen, 10	Peter M. Tolensky
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		Warren G. Brazier, 4	Amy A. Mortimore	Veronica P. Franco
		Krista Prockiw	Brent C. Clark	Jane Glanville
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Oramed Pharmaceuticals Inc.
2 Elza Street
Jerusalem, Israel

Attention: Nadav Kidron, President and Chief Executive Officer

Re:	Oramed Pharmaceuticals Inc. - Registration Statement on Form SB-2 filed on December 19, 2007

                                          We have acted as counsel to Oramed Pharmaceuticals Inc. (the "Company"), a Nevada corporation, in connection with the preparation of a registration statement on Form SB-2 (the "Registration Statement") through which up to 8,638,025 shares of the Company's common stock (the "Registered Shares"), $0.001 par value, are being registered pursuant to the Securities Act of 1933, for resale by certain selling shareholders named in the Registration Statement as further described in the Registration Statement filed on December 19, 2007. As more particularly described in the Registration Statement, filed on December 19, 2007, the Company is registering for resale:

  up to 3,600,000 shares of common stock of the Company, representing those shares of the Company?s common stock that were sold to certain selling stockholders pursuant to the Private Placement Subscription Agreements entered into between the selling stockholders and the Company dated June 15, 2007;

  up to 3,600,000 shares of common stock of the Company, representing those shares of the Company?s common stock that are issuable to certain stockholders upon exercise of warrants issued in connection with the Private Placement Subscription Agreements entered into between the selling stockholders and the Company dated June 15, 2007;

  up to 510,000 shares of common stock of the Company, representing those shares of the Company?s common stock that were sold to certain selling stockholders pursuant to the

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  Private Placement Subscription Agreements entered into between the selling stockholders and the Company dated August 2, 2007;

  up to 510,000 shares of common stock of the Company, representing those shares of the Company’s common stock that are issuable to certain stockholders upon exercise of warrants issued in connection with the Private Placement Subscription Agreements entered into between the selling stockholders and the Company dated August 2, 2007;

  up to 10,000 shares of common stock of the Company that were issued to a selling stockholder as consideration for services provided as a finder; and

  up to 405,025 shares of common stock of the Company that were issued to a selling stockholder as consideration for services pursuant to an agreement between the selling stockholder and the Company dated October 26, 2006.

                                          In connection with this opinion, we have examined the originals or copies of the corporate instruments, certificates and other documents of the Company, including the following documents:

(a)	Articles of Incorporation of the Company;

(b)	Bylaws of the Company;

(c)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Shares;

(d)	The Registration Statement; and

(e)	The Prospectus (the "Prospectus") constituting a part of the Registration Statement.

                                         We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements of officers or representatives of the Company.

                                         Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that:

(i) the 3,600,000 shares of common stock of the Company that were sold to certain selling stockholders pursuant to the Private Placement Subscription Agreements entered into between the selling stockholders and the Company dated June 15, 2007 were duly and validly authorized and issued, and are fully paid and non-assessable;

(ii) the 3,600,000 shares of common stock of the Company that are issuable to certain stockholders upon exercise of warrants issued in connection with the Private Placement Subscription Agreements entered into between the selling stockholders and the Company dated June 15, 2007, if the warrants are exercised in accordance with their terms which have been duly authorized by the Company and, if and when these warrant shares are issued upon the exercise of the warrants in accordance with their terms, these warrant shares will be duly and validly authorized and issued as fully paid and non-assessable;

(iii)      the 510,000 shares of common stock of the Company that were sold to certain selling stockholders pursuant to the Private Placement Subscription Agreements entered into between the selling stockholders and the Company dated August 2, 2007 were duly and validly authorized and issued, and are fully paid and non-assessable;

(iv)     the 510,000 shares of common stock of the Company that are issuable to certain stockholders upon exercise of warrants issued in connection with the Private Placement Subscription Agreements entered into between the selling stockholders and the Company dated August 2, 2007, if the warrants are exercised in accordance with their terms which have been duly authorized by the Company and, if and when these warrant shares are issued upon the exercise of the warrants in accordance with their terms, these warrant shares will be duly and validly authorized and issued as fully paid and non-assessable;

(v)      the 10,000 shares of common stock of the Company that were issued to a selling stockholder as consideration for services provided as a finder were duly and validly authorized and issued, and are fully paid and non-assessable;

(vi)      the 405,025 shares of common stock of the Company issued to a selling stockholder as consideration for services pursuant to an agreement between the selling stockholder and the Company dated October 26, 2006 were duly and validly authorized and issued as fully paid and non-assessable;

                                               This opinion letter is opining upon and is limited to the current federal laws of the United States and the laws of the State of Nevada, including the statutory provisions, and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws be changed after the effective date of the Registration Statement by legislative action, judicial decision or otherwise.

                                               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Prospectus, and to our being named in the Registration Statement.

Yours truly, /s/ CLARK WILSON LLP

cc: United States Securities and Exchange Commission